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                                                                     EXHIBIT 4.2

                         AMENDMENT TO RIGHTS AGREEMENT


          This Amendment to Rights Agreement dated as of July 26, 1999 (the "Amendment"), is by and between Roberts Pharmaceutical Corporation, a New Jersey
----------
corporation (the "Company"), and Continental Stock Transfer & Trust Company, a
                  -------
New Jersey corporation, as Rights Agent (the "Rights Agent").
                                              ------------

          WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of December 16, 1996 (the "Rights Agreement"); and
                                              ----------------

          WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.  Amendments to Section 1.
                      -----------------------

(a) The definition of "Acquiring Person" in Section 1(a) of the Rights Agreement is hereby amended by replacing each of (i) the first reference to "15%" in the first sentence thereof and (ii) the reference to "15%" in the second sentence thereof with "10%".

(b) The definitions of "Beneficial Owner" and "beneficially own" in Section 1(d) of the Rights Agreement are hereby amended by adding the following at the end thereof:

     "Notwithstanding anything contained in this Agreement to the contrary, neither Parent, Sub, nor any of their Affiliates or Associates shall be deemed to be the Beneficial Owner of, nor to beneficially own, any shares of Common Stock (i) solely by virtue of the approval, execution or delivery of the Merger Agreement, the Option Agreement or the Parent Shareholder Agreements or the consummation of the transactions contemplated thereby or
     (ii) solely as a result of the granting of or the exercise of voting rights under the Parent Shareholder Agreements; provided that Parent shall be
                                              --------
     deemed to be the Beneficial Owner of, and to beneficially own, shares of Common Stock purchased under the Option Agreement if the total number of shares of Common Stock beneficially owned by Parent, Sub and their Affiliates and Associates at any time (including such shares) exceeds 20% of the shares of Common Stock outstanding.".

(c) The definition of "15% Shareholder" in Section 1(n) of the Rights Agreement is hereby deleted in its entirety and Section 1(n) shall read in its entirety as follows:

          "(n)  [Reserved]".
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                                                                               2


        (d) The following definitions are hereby added to the end of Section 1 of the Rights Agreement to read as follows:

        "(mm) '10% Shareholder' shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (ii) any Acquiring Person.

        (nn) 'Merger' shall mean the merger of Sub with and into the Company in accordance with the New Jersey Business Corporation Act upon the terms and subject to the conditions set forth in the Merger Agreement.

        (oo) 'Merger Agreement' shall mean the Agreement and Plan of Merger, dated as of July 26, 1999, by and among Parent, Sub and the Company, as the same shall be amended from time to time in accordance with the Merger Agreement.

        (pp) 'Option Agreement' shall mean the Option Agreement, dated as of July 26, 1999, by and between the Company and Parent, as the same shall be amended from time to time in accordance with the Option Agreement.

        (qq) 'Parent' shall mean Shire Pharmaceuticals Group plc, a public limited company organized under the laws of England and Wales.

        (rr) 'Parent Shareholder Agreements' shall mean the Shareholder Agreements, dated as of July 26, 1999, by and between Parent and each of Robert A. Vukovich and Yamanouchi Group Holdings Inc., as the same shall be amended from time to time in accordance with the Parent Shareholder Agreements.

          (ss) 'Sub' shall mean Ruby Acquisition Sub Inc., a New Jersey corporation.".

          Section 2. References to "15% Shareholder".
                     -------------------------------

          Except for Section 1(n) of the Rights Agreement (which shall be amended in accordance with Section 1(c) of this Amendment), each reference to "15% Shareholder" in the Rights Agreement is hereby amended to read "10% Shareholder".

          Section 3. Expiration Date.
                     ---------------

  Section 7(a) of the Rights Agreement is hereby amended by:

        (a) removing the word "or" immediately after "(i) the close of business on the Final Expiration Date,";
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        (b)  inserting immediately after "as provided in Section 23 hereof" the following: "and (iii) immediately prior to the Effective Time (as defined in the Merger Agreement)"; and

        (c) replacing the word "and" immediately preceding the symbol "(ii)" contained in the last parenthetical therein with "," and inserting "and
     (iii)" immediately after the symbol "(ii)" in the same parenthetical.

          Section 4. Amendment to Section 11(a)(ii).
                     ------------------------------

          Section 11(a)(ii) of the Rights Agreement is hereby amended by adding to the end thereof the following:

     "Notwithstanding anything contained in this Section 11(a)(ii) to the contrary, the approval, execution and delivery of the Merger Agreement, the Option Agreement and the Parent Shareholder Agreements and the consummation of the transactions contemplated thereby shall be excluded and exempt from the operation of and will not trigger the provisions of this Section 11(a)(ii).".

          Section 5. Amendment to Section 13.
                     -----------------------

          Section 13 of the Rights Agreement is hereby amended by adding to the end thereof the following:

     "Notwithstanding anything contained in this Section 13 to the contrary, the approval, execution, and delivery of the Merger Agreement, the Option Agreement and the Parent Shareholder Agreements and the consummation of the transactions contemplated thereby shall be excluded and exempt from the operation of and will not trigger the provisions of this Section 13.".

          Section 6. Amendment to Section 27.
                     -----------------------

  The reference to "15% thresholds" in the second sentence of Section 27 of the Rights Agreement is hereby amended to read "10% thresholds".

          Section 7. New Section 35.
                     --------------

  The following is added as a new Section 35 to the Rights Agreement:

          "Section 35.  The Merger, etc.
                        ---------------

     Notwithstanding anything contained in this Agreement to the contrary, neither (a) the approval, execution and delivery of the Merger Agreement, the Option Agreement and the Parent Shareholder Agreements and the consummation of the transactions contemplated thereby, (b) the giving of an Exercise Notice (as defined in the Option
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                                                                               4

     Agreement) nor (c) the exercise of voting rights granted under the Parent Shareholder Agreements shall cause (i) Parent or Sub or any of their Affiliates or Associates to be an Acquiring Person, (ii) a Stock Acquisition Date to occur or (iii) a Distribution Date to occur.".

          Section 8.  Severability.  If any term, provision, covenant or
                      ------------
restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 9.  Governing Law.  This Amendment shall be deemed to be a
                      -------------
contract made under the laws of the State of New Jersey and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

          Section 10.  Counterparts.  This Amendment may be executed in any
                       ------------
number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          Section 11.  Effect of Amendment.  Except as expressly modified
                       -------------------
herein, the Rights Agreement shall remain in full force and effect.
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                                                                               5


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                              ROBERTS PHARMACEUTICAL CORPORATION



                              By:    \s\ John T. Spitznagel
                                   ------------------------
                                   Name:  John T. Spitznagel
                                   Title:  President and Chief
                                           Executive Officer


                              CONTINENTAL STOCK TRANSFER
                              & TRUST COMPANY



                              By:   \s\ Steven Nelson
                                   ----------------------------
                                   Name:  Steven Nelson
                                   Title: Chief Executive Officer